                                                                   EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of ALARIS Medical, Inc. of our reports dated March 2, 1998 relating to the financial statements of ALARIS Medical, Inc. and March 29, 1996 relating to the financial statements of IVAC Holdings, Inc., which appear in such Prospectus. We also consent to the application of our report dated March 2, 1998 to the Financial Statement Schedules for the three years ended December 31, 1997 appearing on page S-I-1 and page S-II-1 of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our March 2, 1998 report. The audits referred to in such report also included these schedules. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

San Diego, California
December 22, 1998